Exhibit 99.1

FOR IMMEDIATE RELEASE

TARGANTA STRENGTHENS SENIOR MANAGEMENT TEAM

Mona Haynes Joins as Chief Commercial Officer; Daniel Char as General Counsel

CAMBRIDGE, MA – March 4, 2008 – Targanta Therapeutics Corporation (NASDAQ: TARG) today announced the hiring of Mona Haynes as Chief Commercial Officer and Daniel S. Char as Vice President and General Counsel. Both are newly created positions.

Ms. Haynes comes to Targanta with over 25 years of sales and marketing experience in the life science industry. She joins Targanta from Acusphere, Inc., where, as Vice President, Marketing & Sales, she led preparations for the company’s first commercialization efforts. Ms. Haynes was previously Director, Marketing & Sales at Alkermes, Inc., and held senior management positions in marketing and sales at Biogen, Inc. She began her marketing career at Baxter Healthcare Corporation where she spent 15 years in roles spanning product marketing, market research and sales management. Ms. Haynes holds a BA in Economics/Mathematics from California State University, Long Beach, and an MBA in Marketing Management from the University of Southern California.

Mr. Char joins Targanta with 25 years of legal experience, the majority focused on life science companies. Most recently, Mr. Char served as Senior Associate General Counsel at Idenix Pharmaceuticals, Inc. Previous to that, he spent eleven years at Biogen Idec Inc., ending his tenure there as Associate General Counsel. Prior to that, he was Senior Counsel at The Kendall Company and a Corporate Associate at the law firm Goodwin Procter LLP. Mr. Char received a BA in Economics from Tufts University and a JD from Harvard Law School.

“With a possible early 2009 launch of our lead antibiotic candidate, oritavancin, Mona is a key addition to the Targanta senior management team,” said Mark Leuchtenberger, Targanta’s President and Chief Executive Officer. “We are equally pleased to welcome Daniel, as he brings extensive experience in commercial compliance, commercial contracting, product licensing and corporate governance.”

About Targanta Therapeutics

Targanta Therapeutics Corporation (NASDAQ: TARG) is a biopharmaceutical company focused on developing and commercializing innovative antibiotics to treat serious infections in the hospital and other institutional settings. The Company’s pipeline includes oritavancin, a semi-synthetic lipoglycopeptide antibiotic currently awaiting U.S. regulatory approval, as well as a number of antibacterial agents in pre-clinical development. The Company has operations in Cambridge, MA, Indianapolis, IN, and Montreal, Québec, Canada. To find out more about Targanta, visit www.targanta.com.

Safe Harbor Statement

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including a statement related to the possible timing of the commercial launch of Targanta’s lead antibiotic candidate. Forward-looking statements are those that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “possible,” “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Targanta’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks related to Targanta’s dependence on the success of oritavancin; delays in obtaining or a failure to obtain regulatory approval for Targanta’s product candidates; failure of any approved product to achieve significant commercial acceptance in the medical community or receive reimbursement by third-party payors; failure to retain Targanta’s key employees; and those other risks factors that are described more fully in the Company’s filings with the Securities and Exchange Commission. Targanta does not undertake any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Contact:

George Eldridge (investors)

Senior Vice President Finance & Administration

  and Chief Financial Officer

Targanta Therapeutics Corporation

(617) 577-9020 x212

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